Exhibit 99.1

Schedule of Transactions in Class A Shares

Date of Transaction	Reporting Person	Title of Class	Number of Shares Acquired (Disposed)	Price Per Share

7/28/2025	Hannover Holdings S.A.	Class A Common Stock	(1,330)	$3.6370 (1)
7/31/2025	Hannover Holdings S.A.	Class A Common Stock	(43,057)	$3.3638 (2)
8/1/2025	Hannover Holdings S.A.	Class A Common Stock	(33,296)	$3.3336 (3)
8/4/2025	Hannover Holdings S.A.	Class A Common Stock	(150,000)	$3.3649 (4)
8/5/2025	Hannover Holdings S.A.	Class A Common Stock	(150,000)	$3.4494 (5)
8/6/2025	Hannover Holdings S.A.	Class A Common Stock	(150,000)	$3.4528 (6)
8/7/2025	Hannover Holdings S.A.	Class A Common Stock	(150,000)	$3.4223 (7)
8/8/2025	Hannover Holdings S.A.	Class A Common Stock	(150,000)	$3.4361 (8)
8/11/2025	Hannover Holdings S.A.	Class A Common Stock	(22,456)	$3.3392 (9)
8/12/2025	Hannover Holdings S.A.	Class A Common Stock	(150,000)	$3.4126 (10)

(1) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $3.62 to $3.64, inclusive.

(2) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $3.32 to $3.415, inclusive.

(3) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $3.32 to $3.365, inclusive.

(4) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $3.32 to $3.425, inclusive.

(5) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $3.355 to $3.4494, inclusive.

(6) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $3.405 to $3.51, inclusive.

(7) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $3.35 to $3.52, inclusive.

(8) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $3.33 to $3.53, inclusive.

(9) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $3.32 to $3.41, inclusive.

(10) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $3.32 to $3.49, inclusive.

The Reporting Persons undertake to provide to the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold, as applicable, at each separate price within the ranges set forth in footnotes (1) – (10).